NOTICE OF MODIFICATION No. 2
of
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
between

US Army Medical Materiel Agency (USAMMA)
a subordinate activity of the US Army Medical Research and Materiel Command (USAMRMC), in
collaboration with the Combat Casualty Care Research Program (CCCRP)

and

US Army Medical Materiel Development Activity (USAMMDA)
(USAMMA and USAMMDA collectively as Laboratory)

and

NeuroHabilitation Corporation (Cooperator)
Yuri P. Danilov, Mitchell E. Tyler, Kurt A. Kaczmarek (Background Patent Owners)
Advanced NeuroRehabilitation, LLC (Exclusive Licensee of Background Patent)

     The United States Army Medical Materiel Agency, 693 Neiman St. Fort Detrick, Maryland 21702-5012, U.S.A.; United States Army Medical Materiel Development Activity, 1430 Veterans Drive, Fort Detrick, Maryland 21702-5012, U.S.A. and NeuroHabilitation Corporation 208 Palmer Alley, Newtown, PA 18940, entered into a Cooperative Research and Development Agreement ("Agreement") (U.S. Army Medical Research and Materiel Command Control Number W81XWH-13-0145) on 1 February 2013, for research and development on "Collaboration to advance the Portable Neuromodulation Stimulator (PoNS™) device through FDA approval for assisted physical therapy in the treatment of soldiers and others with balance and gait disorder."

     The Parties agree that a modification is required to the agreement to better align with current objectives of the collaboration.

Now, the Parties desire to amend the Agreement as follows:

Appendix A. Section III A and B are changed to reflect the following:

The role of Regulatory Sponsor and executor of FDA-regulated studies in the pursuit of the original indication sought under this agreement (balance and gait disorder) has been shifted from the Laboratory to the Cooperator;

The original indication (balance and gait disorder) is removed from the Statement of Work and replaced with "military relevant neurological disorders, including but not limited to Tinnitus, PTSD, pain and any subsequent indications identified by the parties";

The Cooperator will be the Regulatory Sponsor for all future indications governed by this CRADA;

The Laboratory will be responsible for supporting the execution of studies using the PoNS device as a treatment for mutually agreed-upon military relevant neurological disorders, including but not limited to Tinnitus, PTSD, pain and any subsequent indications identified by the parties; and

The Cooperator will be responsible for the supply of devices in support of mutually agreed upon studies governed by this CRADA.

Appendix B.

Appendix B applies for any mutually agreed-upon military-relevant neurological disorders governed by the CRADA. Once the parties have mutually agreed that a neurological disorder is military relevant, as documented in any written communication between the parties, the terms and conditions of Appendix B apply and cannot be unilaterally modified or unilaterally rescinded;

Section 1 is modified for reflect the role of FDA sponsor is the responsibility of the Cooperator;
Section 2 is modified to require all FDA communication to be shared with Laboratory;

Section 3 is modified to extend from two (2) to four (4) years the time for Cooperator to obtain final regulatory approval or clearance. This extension to four (4) years is only in the event that a pre-market approval application (PMA) is required for the following PoNS indication: "aid to therapy for chronic balance deficits resulting from mild to moderate TBI." This clause remains unchanged as it relates to other indications governed by this agreement.

Section 3 is modified to extend from two (2) to four (4) years the timeframe for commercialization of the product. This clause remains unchanged as it relates to other indications governed by this agreement.

All other provisions of this Agreement, as previously amended, are unchanged.

IN WITNESS WHEREOF, the Parties have caused this modification to be executed by their duly authorized representatives as follows:

For the Cooperator:

/s/ Philippe Deschamps	DATE 12/22/2014
Philippe Deschamps
Chief Operating Officer
NeuroHabilitation Corporation

For Advanced NeuroRehabilitation, LLC and as Background Patent Owners:

/s/ Yuri P. Danilov	DATE 26 DEC 2014
Yuri P. Danilov

/s/ Mitchell E. Tyler	DATE 22 DEC 2014
Mitchell E. Tyler

/s/ Kurt A. Kaczmarek	DATE 26 DEC 2014
Kurt A. Kaczmarek

For the US Government USAMMA:

/s/ David Gibson	DATE
Colonel, Medical Service Corps
Commander, U.S. Army Medical Materiel Agency

For the US Government USAMMDA:

/s/ Stephen J. Dalal	DATE 12 JAN 15
Stephen J. Dalal
Colonel, Medical Service Corps
Commander, U.S. Army Medical Materiel Development Agency